                                                                                                                                                                                                                                                                                                                                Exhibit 10.15

Summary
of
Unwritten Compensation Arrangements
for Certain
Named Executive Officers

Below is a summary of unwritten compensation arrangements for certain of the Company’s Named Executive Officers:

1.           Salary Compensation

Timothy Redpath - Chief Executive Officer

Annual salary of $250,000 commencing 60 days after the registration statement covering the 5 Year Notes was declared effective by the Securities Exchange Commission. Reasonable out of pocket travel expenses are also reimbursed.

Michael Bozora - President

Annual salary of $250,000 commenceing60 days after the registration statement covering the 5 Year Notes was declared effective by the Securities Exchange Commission. Reasonable out of pocket travel expenses are also reimbursed.

2.           Cash Bonus Compensation

Timothy Redpath - Chief Executive Officer

Quarterly cash bonus equal to 20% of the Company’s net income before depreciation, amortization and taxes as calculated for each calendar quarter by the board of directors using generally accepted accounting principles consistently applied. Such bonus, if any, shall be paid as soon as practical following each calendar quarter.

Michael Bozora - President

Quarterly cash bonus equal to 20% of the Company’s net income before depreciation, amortization and taxes as calculated for each calendar quarter by the board of directors using generally accepted accounting principles consistently applied. Such bonus, if any, shall be paid as soon as practical following each calendar quarter.